Exhibit 99

MERGE TECHNOLOGIES INCORPORATED

AUDIT COMMITTEE CHARTER

(Amended and Restated on August 28, 2006)

A.                Purpose

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Merge Technologies Incorporated (the “Company”) shall oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, and shall otherwise exercise oversight responsibility, and assist the Board in fulfilling its oversight functions, with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company. In so doing, it shall be the goal of the Committee to maintain free and open means of communication between the members of the Board, the independent registered public accountants who audit the Company’s financial statements (the “Public Accountants”), the Company’s management and the persons performing the Company’s internal audit function.

B.               Composition

The Committee shall be comprised of three or more directors, as determined by the Board on the recommendation of the Nominating Committee of the Board. Each member of the Committee shall be “independent” as defined by the rules of The Nasdaq Stock Market (“NASDAQ”) and the Securities and Exchange Commission (the “SEC”) that are applicable to audit committee members. Each committee member shall also be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including the Company’s consolidated balance sheets, statements of operations and statements of cash flows. At least one member of the Committee shall have accounting or related financial management expertise consisting of employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Committee shall comply with any other audit committee composition requirements of NASDAQ and the SEC.

C.               Meetings

The Committee shall meet with such frequency and at such intervals as it shall determine necessary to carry out its duties and responsibilities, but not less than quarterly. In addition, the Committee shall hold any special meetings as may be necessary or called by the Chairperson of the Committee or at the request of the Public Accountants or the Company’s management. Representatives of the Public Accountants, members of the Company’s management and others may attend meetings of the Committee at the invitation of the Committee and shall provide pertinent information as necessary. As part of its purpose to foster open and candid communication, the Committee shall meet periodically as necessary with the Public Accountants, the Company’s management and any others that the Committee invites to meet with it in separate executive sessions to discuss any matters that the Committee or these individuals believe should be discussed privately with the Committee. The Committee may meet via telephone conference calls or take action in writing executed by all of the members. Except as otherwise specifically provided for in this Charter, a quorum shall consist of two members.

Unless the Board elects a Chairperson of the Committee (the “Chairperson”), the Committee shall elect a Chairperson by majority vote. The Chairperson of the Committee shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the

Committee members prior to each meeting. The Chairperson will also cause to be prepared and circulated to the Committee members minutes of each meeting.

D.              Functions

In carrying out its functions, the Committee’s policies and procedures shall remain flexible, so that it may be in a position to react or respond to changing circumstances or conditions. No less than annually, the Committee shall conduct a performance evaluation of the Committee and an evaluation of the adequacy of this Charter.

The Committee’s functions may be divided into the following general categories: (1) overseeing financial reporting, (2) evaluating independent audit processes, (3) reviewing internal controls established by management, and (4) other functions. The Committee shall:

1.     Financial Information and Reports

a.                  Review with the Public Accountants, the Company’s management and the persons performing the Company’s internal audit function, the interim financial statements to be included in each of the Company’s Quarterly Reports on Form 10-Q prior to the public announcement of financial results and the filing of the Form 10-Q with the SEC.

b.                 Review with the Public Accountants, the Company’s management and the persons performing the Company’s internal audit function, the Company’s annual financial statements to be included in the Company’s Annual Report on Form 10-K prior to the public announcement of financial results and the filing of the Form 10-K with the SEC.

c.                  Review the disclosure under “Management’s Discussion and Analysis and Analysis of Financial Condition and Results of Operations” in each Annual Report on Form 10-K and Quarterly Report on Form 10-Q, prior to the filing thereof with the SEC.

d.                 Review the Company’s press releases announcing financial results or financial forecasts of the Company prior to their dissemination.

e.                  Discuss with the Public Accountants their judgments about the quality, not just the acceptability, of the Company’s accounting principles and financial disclosure practices used or proposed and the appropriateness of significant management judgments.

f.                    Discuss with the Company’s management and the Public Accountants the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures, on the Company’s financial statements.

g.                  Review a report from the Public Accountants periodically, but no less than annually, as to (i) all critical accounting policies to be used, (ii) all alternative disclosures and treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with the Company’s management, the ramifications of the use of such alternative disclosures and treatments and the disclosures and treatments preferred by the Public Accountants, and (iii) other material written communications between the Public Accountants and the Company’s management, including management letters and schedules of unadjusted differences.

h.                 Recommend, based upon the review and discussion described above, whether the consolidated financial statements should be included in each of the Company’s Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q.

i.                    Based upon discussions with, and reliance upon, the Public Accountants and the Company’s management, prepare any audit committee reports or other audit committee-related disclosure, in filings with the SEC or otherwise, required by applicable securities laws, rules and regulations or by the rules of any securities exchange or market on which securities of the Company are listed, including a report to be included in the Company’s annual meeting proxy statement stating whether the Committee has (i) reviewed and discussed the audited financial statement with management, (ii) discussed with the Public Accountants the matters required to be discussed by Statement on Auditing Standards No. 61, (iii) received from the Public Accountants disclosures regarding their independence required by Independence Standards Board Standard No. 1 and (iv) discussed with the Public Accountants their independence. The proxy statement shall also contain a statement as to whether the Committee members are independent and that the Committee has adopted a charter.

j.                     Periodically, but no less than annually, review the financial statements and related reports for the Company’s retirement plan(s).

2.     Audit Processes

a.                  Be directly responsible for the appointment, retention, replacement or termination, compensation and oversight of the work of the Public Accountants, including resolution of disagreements between the Company’s management and the Public Accountants regarding issues relating to accounting standards, financial reporting and disclosure, and other related issues that the Committee deems to be in its purview.

b.                 Pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the Public Accountants, in a manner consistent with applicable law and policies established by the Committee. The Committee may delegate, subject to any rules or limitations it deems appropriate, to one or more designated members of the Committee the authority to grant such pre-approvals; provided, however, that the decisions of any member to whom authority is so delegated to pre-approve an activity shall be presented to the full Committee for ratification at its next meeting.

c.                  On an annual basis, review the Public Accountants’ independence and objectivity by (i) inquiring into matters such as all relationships between the Public Accountants and the Company and (ii) reviewing annual disclosures from the Public Accountants regarding their independence as required by Independence Standards Board Standard No. 1.

d.                 On an annual basis, obtain and review a report from the Public Accountants concerning their internal quality control review of the firm, any inquiry or investigation by governmental or professional authorities within the preceding five (5) years respecting one or more independent audits carried out by the firm and any steps taken to address material issues raised by such review or any such inquiry or investigation.

e.                  Review the experience and qualifications of the senior members of the Public Accountants’ team.

f.                    Review the annual audit plan of the Public Accountants and evaluate their performance and adherence to the prior year’s audit plan.

g.                  Confirm that the Public Accountants have complied with the requirements of Securities Exchange Act of 1934 concerning the rotation of the lead audit and reviewing partners.

h.                 Review and approve (or veto) the Company’s hiring of employees or former employees of the Public Accountants who participated in any capacity in the audits of the Company.

i.                    Following completion of the annual audit, review separately with the Company’s management and the Public Accountants the effectiveness of the audit effort, including any significant difficulties encountered during the course of the audit and any restrictions on the scope of work or access to required information.

3.     Risk Management and Controls

a.                  Inquire of the Public Accountants, the Company’s management and the persons performing the Company’s internal audit function about significant risks or exposures and assess the steps which management has taken to minimize such risks and monitor control of these areas.

b.                 Review with the Public Accountants, the Company’s Management and the persons performing the Company’s internal audit function, their findings on the adequacy and effectiveness of internal controls (including the annual deficiency report prepared by the Public Accountants pursuant to Section 404 of the Sarbanes-Oxley Act of 2002) and their recommendations for improving the internal control environment, including management’s controls and security procedures with respect to the Company’s information systems.

c.                  Review with the Public Accountants, the Company’s management and the persons performing the Company’s internal audit function, the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. This review will be conducted at an appropriate time subsequent to the approval of such changes or improvements, as decided by the Committee.

d.                 Periodically review with the Company’s legal counsel matters that could have a significant impact on the Company’s financial statements, such as compliance with laws, rules and regulations, litigation and inquiries received from governmental agencies and regulators.

e.                  Review and approve the appointment, replacement, reassignment or dismissal of the Company’s principal financial officer and the Company’s principal accounting officer.

f.                    Review with the Company’s management and the Director of Internal Audit (or person fulfilling such function), the plans, activities, staff, organizational structure and effectiveness of the internal audit function. Review findings and recommendations from completed internal audits, together with management responses, and a progress report on the internal audit plan, with explanations for any deviations from the original plan.

g.                  Review with the Public Accountants, the Company’s management and the persons performing the Company’s internal audit function, any incidents of fraud, whether or not material.

h.      The Company’s internal audit function shall be managed by a Director of Internal Audit (or person fulfilling such function), who shall report directly to the Committee. The Committee shall have the sole authority to hire or terminate the employment of the Director of Internal Audit (or person fulfilling such function). the Director of Internal Audit (or person fulfilling such function) shall otherwise report for administrative purposes to the principal financial officer.

4.     Other Functions

a.                  Establish and maintain procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

b.                 Establish and maintain procedures for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

c.                  Review and approve (or veto) related party transactions, and resolve conflicts of interest questions, involving Board members or senior management (as defined and required by applicable securities laws, rules and regulations and the rules of the NASDAQ).

d.                 Oversee and review the Company’s asset management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments.

e.                  Review and monitor compliance with Company standards of business conduct and monitor compliance with applicable laws, including the Foreign Corrupt Practices Act and the Sarbanes-Oxley Act of 2002.

f.                    Review and monitor compliance with the Company’s Code of Business Conduct and Ethics and approve any waivers under such Code.

g.                  No less than annually, evaluate the adequacy of the Company’s Code of Business Conduct and Ethics and make recommendations to the Board with respect to any proposed changes.

h.                 Review and monitor compliance with financial covenants under any Company credit facilities and debt instruments.

i.                    Conduct or authorize investigations into any matter within the Committee’s scope of responsibilities that the Committee deems appropriate for investigation.

j.                     Have the authority to retain independent counsel, accountants or other advisors, as the Committee determines necessary or appropriate to carry out its duties.

k.                 Consider whether Committee members are provided with appropriate background information and training and, when necessary, seek such information and training from the Company’s management, the Public Accountants and/or other third-party sources.

l.                    Determine appropriate funding, which the Company shall provide, for payment of (i) compensation to the Public Accountants engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisors engaged by the Committee and to any third-party sources providing background information and/or training to Committee members, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

m.             Perform such other functions as are assigned by law, the rules of NASDAQ, the Company’s charter or bylaws, or the Board of Directors.

n.                 Regularly report its activities, findings and conclusions to the full Board, including providing copies to the Board of all approved Committee meeting minutes.

E.               Scope of Responsibilities

While the Committee has the functions set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in accordance with GAAP. The Company’s management is principally responsible for Company accounting policies, the preparation of the financial statements and ensuring that the financial statements are prepared in accordance with GAAP. Management is also responsible for implementing procedures designed to ensure that the Company and its employees comply with applicable laws and regulations and with the Company’s applicable ethics standards. The Public Accountants are responsible for auditing and attesting to the Company’s financial statements and understanding the Company’s system of internal controls in order to plan and to determine the nature, timing and extent of audit procedures to be performed.